                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        MARTEK BIOSCIENCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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


                         MARTEK BIOSCIENCES CORPORATION
                                6480 DOBBIN ROAD
                            COLUMBIA, MARYLAND 21045

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     The 1997 Annual Meeting of Stockholders of Martek Biosciences Corporation will be held at the Corporation's headquarters, 6480 Dobbin Road, Columbia, Maryland on Friday, March 14, 1997, at 11:00 a.m. for the following purposes:

     1. To elect three members of the Board of Directors for the term expiring at the 2000 Annual Meeting of Stockholders;

     2. To consider and act upon the Martek Biosciences Corporation 1997 Stock Option Plan.

     3. To consider and act upon such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on January 27, 1997 are entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. THE PERSON EXECUTING THE PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED.

     ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.


                                       By Order of the Board of Directors



                                       /s/ STEVE DUBIN
                                       ----------------------
                                       STEVE DUBIN
                                       Secretary





Columbia, Maryland
February 6, 1997

                         MARTEK BIOSCIENCES CORPORATION
                                6480 DOBBIN ROAD
                            COLUMBIA, MARYLAND 21045

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 14, 1997

         This Proxy Statement is furnished on or about February 6, 1997 to stockholders of Martek Biosciences Corporation (the "Corporation"), 6480 Dobbin Road, Columbia, Maryland 21045, in connection with the solicitation by the Board of Directors of the Corporation (the "Board") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held on Friday, March 14, 1997 beginning at 11:00 A.M. local time at the Corporation's headquarters, 6480 Dobbin Road, Columbia, Maryland. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure. The proxy solicitation materials were mailed on or about February 6, 1997 to all stockholders of record on January 27, 1997.

         The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by the Corporation by mail or by personal interview, telephone and telegraph by officers and other management employees of the Corporation, who will receive no additional compensation for their services.

         At the close of business on January 27, 1997, there were 13,531,390 shares of the Common Stock of the Corporation outstanding and entitled to vote at the meeting. Only stockholders of record on January 27, 1997 will be entitled to vote at the meeting, and each share will have one vote.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

         The Board is divided into three classes of directors. At each Annual Meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. At this meeting, three directors for the term expiring at the 2000 Annual Meeting of Stockholders are to be elected hereby. Proxies cannot be voted for a greater number of persons than the number of nominees named. Proxies representing shares held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the three nominees for the Board named below. All such nominees are currently directors of the Corporation. There is no nominating committee of the Board.

         Each of the nominees has consented to be named herein and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election in his stead of such other person as the Board may recommend.

         The following table presents information concerning persons nominated for election as directors of the Corporation and for those directors whose term of offices will continue after the meeting, including their current membership on committees of the Board of Directors, principal occupations or affiliations during the last five years and certain other directorships held. For additional information concerning the nominees for director, including stock ownership and compensation see "Beneficial Ownership of Common Stock" and "Compensation."

Nominees For Election as a Director For Terms Expiring in 2000:

Bruce E. Elmblad  . . . . . . . . . . . . . . . . . . . .         Member - Audit Committee.
Age 68                                                            President of Venture Investment Advisors,
                                                                  a venture management consulting firm,
                                                                  since 1994. Mr. Elmblad was President of
                                                                  SED Management Co., Inc., an international
                                                                  venture capital management company from
                                                                  1991 to 1994. From 1985 to 1991, Mr.
                                                                  Elmblad was a private investor and a
                                                                  consultant to various high-technology
                                                                  companies. Mr. Elmblad was a founder of
                                                                  Inforex, Inc. and Prime Computer, Inc. and
                                                                  serves as a director of PCD Incorporated
                                                                  and Antex Incorporated. Mr. Elmblad has
                                                                  been a director of the Corporation since
                                                                  1992.

Richard J. Radmer, Ph.D.  . . . . . . . . . . . . . . . .         President of the Corporation since its
Age 54                                                            founding in 1985.

William D. Smart  . . . . . . . . . . . . . . . . . . . .         Member - Compensation Committee.
Age 70                                                            From 1955 until his retirement in 1987,
                                                                  Mr. Smart served in a variety of
                                                                  capacities for Abbott Laboratories, a
                                                                  pharmaceutical and healthcare company,
                                                                  most recently as President of Ross
                                                                  Laboratories, the nutritional products
                                                                  division of Abbott Laboratories, and
                                                                  Corporate Vice President of Abbott
                                                                  Laboratories. Mr. Smart has been a
                                                                  director of the Corporation since 1991.
DIRECTORS CONTINUING IN OFFICE:

Jules Blake, Ph.D.  . . . . . . . . . . . . . . . . . . .         Member - Audit Committee.
Age 72                                                            Mr. Blake served as Vice President of
                                                                  Research and Development, and later Vice
                                                                  President, Corporate Scientific Affairs,
                                                                  for Colgate-Palmolive from 1973 until
                                                                  1989. Following his retirement in 1989,
                                                                  Dr. Blake accepted an appointment as
                                                                  Industrial Research Institute Fellow at
                                                                  the Office of Science and Technology
                                                                  Policy, Executive Office of the President,
                                                                  where he served until 1991. Dr. Blake also
                                                                  serves as a director for Procyte
                                                                  Corporation. Dr. Blake has been a director
                                                                  of the Corporation since 1990. Term
                                                                  expires in 1999.

Ann L. Johnson, M.D.  . . . . . . . . . . . . . . . . . .         Member - Compensation Committee.
Age 60                                                            Has served as a physician on the
                                                                  neonatology staff of Mills Peninsula
                                                                  Hospital since 1992. Dr. Johnson has been
                                                                  a director of the Company since March
                                                                  1995. Term expires in 1999.

Henry Linsert, Jr.  . . . . . . . . . . . . . . . . . . .         Chairman of the Board and Chief Executive
Age 56                                                            Officer of the Corporation
                                                                  since 1988. Term expires in 1999.

Douglas J. MacMaster, Jr. . . . . . . . . . . . . . . . .         Member - Compensation Committee.
Age 66                                                            Mr. MacMaster served in various management
                                                                  positions at Merck & Co., Inc. from 1961
                                                                  to 1988, at which time he was appointed
                                                                  Senior Vice President responsible for ten
                                                                  divisions, including Manufacturing and
                                                                  Technology, and Pharmaceutical
                                                                  Manufacturing. Mr. MacMaster retired from
                                                                  Merck in 1991 and currently serves as a
                                                                  director for Oravax, Inc., Neose
                                                                  Technologies, Inc., Flamel Technologies,
                                                                  SA, American Precision Industries, Inc.
                                                                  and U.S. Biosciences, Inc. Mr. MacMaster
                                                                  has been a director of the Corporation
                                                                  since 1993. Term expires in 1998.

John H. Mahar . . . . . . . . . . . . . . . . . . . . . .         Member - Compensation Committee.
Age 62                                                            President of Hillside Management, a
                                                                  consulting firm, since 1992. From 1991 to
                                                                  1992, Mr. Mahar was a Vice President at
                                                                  Salomon Brothers Inc serving as a
                                                                  principal for the Venture Capital Fund.
                                                                  From 1985 to 1991, Mr. Mahar was Executive
                                                                  Vice President and Chief Operating Officer
                                                                  of Elf Technologies, Inc., a venture
                                                                  capital firm. Mr. Mahar was reelected as a
                                                                  director of the Corporation in February
                                                                  1993. Prior to that time he served as a
                                                                  director of the Corporation from 1988
                                                                  until 1991. Term expires in 1998.

Sandra Panem, Ph.D. . . . . . . . . . . . . . . . . . . .         Member - Audit Committee.
Age 50                                                            President of Vector Fund Management, L.P.
                                                                  ("VFM") and is responsible for running the
                                                                  day-to-day operations for the Vector
                                                                  Later-Stage Equity Fund, L.P., a fund
                                                                  focused on later-stage companies. Prior to
                                                                  joining VFM, she served as Vice President
                                                                  and Portfolio Manager for the Oppenheimer
                                                                  Global BioTech Fund, a $200 million mutual
                                                                  fund that invested in public and private
                                                                  biotechnology companies. Prior to joining
                                                                  Oppenheimer, Dr. Panem was a Vice
                                                                  President at Salomon Brothers Venture
                                                                  Capital, a $40 million fund focused on
                                                                  early and later-stage life sciences and
                                                                  technology investments. Dr. Panem has been
                                                                  a director of the Company since May 1995.
                                                                  Prior to that time, she served as a
                                                                  director from June 1990 until February
                                                                  1993. Dr. Panem also serves as a director
                                                                  for IBAH, Inc. and Synaptic Pharmaceutical
                                                                  Corporation. Term expires in 1999.

Eugene H. Rotberg . . . . . . . . . . . .       Member - Audit Committee.
Age 67                                          Since 1990, Mr. Rotberg has been an
                                                independent advisor to international
                                                development and financial institutions.
                                                From 1987 to 1990, Mr. Rotberg was
                                                Executive Vice President and a member of
                                                the Executive Committee at Merrill Lynch &
                                                Co., Inc. From 1969 to 1987, Mr. Rotberg
                                                was Vice President and Treasurer of the
                                                World Bank. Mr. Rotberg has been a
                                                director of the Corporation since 1992.
                                                Term expires in 1998.

BOARD COMMITTEES

         The Board has established a Compensation Committee and an Audit Committee.

         The Compensation Committee of the Board has the authority and performs all the duties related to the compensation of management of the Corporation, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits and all other matters relating to employee compensation. The Compensation Committee also administers the Company's 1986 Stock Option Plan, as amended and restated in 1992 (the "Option Plan"). This Committee met five times during fiscal 1996. During the fiscal year ended October 31, 1996 the Compensation Committee consisted of Messrs. MacMaster, Mahar, Smart and Dr. Johnson.

         The Audit Committee reviews the internal accounting and internal control procedures of the Corporation, consults with the Corporation's independent accountants and reviews the plan and scope of their audits as well as their findings and recommendations upon completion of the audit. During the fiscal year ended October 31, 1996, the Audit Committee consisted of Dr. Blake, Mr. Elmblad, Mr. Rotberg and Dr. Panem and met twice.

ATTENDANCE AT MEETINGS

         In addition to Committee meetings, during fiscal 1996, the Board held five meetings. All directors of the Corporation attended 75% or more of all Board meetings and Committee meetings.

DIRECTORS' FEES

         Each director who is not an employee of the Corporation receives an annual retainer of $10,000, plus expenses. These directors are also eligible to receive options under the Corporation's 1994 Directors' Stock Option Plan ("Director Plan"). Under the current Director Plan, each eligible director is entitled each year to an option to purchase 5,000 shares of stock on the first trading day of the stock following the date of the Corporation's Annual Meeting of Stockholders, provided he or she has served as a Director of the Corporation for at least one year as of such Annual Meeting of Stockholders. In addition, each newly elected director is entitled to options to purchase 7,500 shares of the Corporation's Common Stock under the Director Plan upon joining the Board. Directors may also be compensated for special assignments delegated by the Board. In the year ended October 31, 1996, each director nominee, other than Mr. Linsert, Dr. Radmer, Dr. Panem and Dr. Johnson received options to purchase 3,500 shares at $32.875 per share under the Director Plan. All option grants under the Director Plan are granted at the closing price for the Corporation's Common Stock as reported on the NASDAQ Stock Market's National Market on the day prior to the date of grant.

OTHER INFORMATION

         The Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of ownership of equity securities of the Corporation and to furnish copies of such reports to the Corporation. Based on a review of such reports, the Corporation believes that, during the fiscal year ended October 31, 1996, all such filing requirements were met.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information as of January 17, 1997 (unless otherwise specified) with respect to the beneficial ownership of the Corporation's Common Stock of each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each director, each Named Executive Officer (as defined below), and all directors and executive officers as a group:

NAME AND ADDRESS OF                                          SHARES BENEFICIALLY
BENEFICIAL OWNERS                                                 OWNED (1)        PERCENTAGE OF CLASS
------------------                                           -------------------   -------------------
H&Q Healthcare Investors
     and H&Q Life Sciences
     Investors  . . . . . . . . . . . . . . . . . . . . .          780,112(2)             5.76%
     50 Rowes Wharf
     Boston, MA 02110
The College Retirement Equities Fund  . . . . . . . . . .        1,023,650(3)             7.43%
     730 Third Avenue
     New York, NY10017
NationsBanc Capital Corporation   . . . . . . . . . . . .          972,432                7.19%
     901 Main Street, 66th Floor
     Dallas, TX 75202
Putnam Investments, Inc.
     One Post Office Square
     Boston, MA 02109   . . . . . . . . . . . . . . . . .        1,422,888(4)            10.52%
Henry Linsert, Jr.  . . . . . . . . . . . . . . . . . . .          424,690(5)             3.08%
Richard J. Radmer, Ph.D.  . . . . . . . . . . . . . . . .          436,000(6)             3.22%
Steve Dubin . . . . . . . . . . . . . . . . . . . . . . .          144,700(7)             1.06%
David J. Kyle, Ph.D.  . . . . . . . . . . . . . . . . . .          198,695(8)             1.46%
Thomas C. Fisher  . . . . . . . . . . . . . . . . . . . .          130,505(9)             *
Jules Blake, Ph.D . . . . . . . . . . . . . . . . . . . .           14,455(10)            *
Bruce E. Elmblad  . . . . . . . . . . . . . . . . . . . .            3,500(11)            *
Ann L. Johnson, M.D.  . . . . . . . . . . . . . . . . . .            7,500(12)            *
Douglas J. MacMaster  . . . . . . . . . . . . . . . . . .           33,500(13)            *
John H. Mahar . . . . . . . . . . . . . . . . . . . . . .            9,350(14)            *
Sandra Panem, Ph.D. . . . . . . . . . . . . . . . . . . .           82,565(15)            *
Eugene H. Rotberg . . . . . . . . . . . . . . . . . . . .           50,250(16)            *
William D. Smart  . . . . . . . . . . . . . . . . . . . .           23,500(17)            *
All Executive Officers and Directors
as a group (13 persons) . . . . . . . . . . . . . . . . .      (5 through 17)            10.89%

-------------

*   Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of January 17, 1997 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 441,000 and 305,000 shares owned by H&Q Healthcare Investors ("HQH") and H&Q Life Sciences Investors ("HQL"), respectively. Also includes 34,112 shares issuable to HQL upon exercise of outstanding warrants. Hambrecht & Quist Capital Management Incorporated, a wholly-owned subsidiary of Hambrecht & Quist Group Incorporated, which itself wholly owns Hambrecht & Quist LLC, is the investment advisor to both HQH and HQL and therefore may be deemed to have beneficial ownership of the shares held by them.

(3)    Includes 249,650 shares issuable upon exercise of outstanding warrants.

(4) Includes 1,346,688 and 76,200 shares deemed to be beneficially owned by investment advisors, Putnam Investment Management, Inc. ("PIM") and the Putnam Advisory Company, Inc. ("PAC"). "PIM" and "PAC" do not have the power to buy or sell these securities under their advisory services. Putnam Investments Inc. wholly owns "PIM" and "PIC" and therefore may be deemed to have beneficial ownership of the shares held by these entities.

(5) Includes 141,690 shares owned by Mr. Linsert and currently exercisable options and options exercisable within 60 days of January 17, 1997, to purchase 283,000 shares.

(6) Includes 75,000 shares owned by Dr. Radmer's wife, 200,000 shares owned by the Radmer Family L.P., and currently exercisable options and options exercisable within 60 days of January 17, 1997 to purchase 36,000 shares. Excludes 59,300 shares owned by other members of Dr. Radmer's family, and Dr. Radmer disclaims beneficial ownership of those shares.

(7) Includes currently exercisable options and options exercisable within 60 days of January 17, 1997 to purchase 86,000 shares.

(8) Includes currently exercisable options and options exercisable within 60 days of January 17, 1997 to purchase 95,284 shares.

(9) Includes currently exercisable options and options exercisable within 60 days of January 17, 1997 to purchase 98,350 shares.

(10) Includes currently exercisable options and options exercisable within 60 days of January 17, 1997 to purchase 11,000 shares.

(11)   Consists of exercisable options to purchase 3,500 shares.

(12)   Consists of currently exercisable options to purchase 7,500 shares.

(13)   Consists of currently exercisable options to purchase 33,500 shares.

(14)   Consists of currently exercisable options to purchase 9,350 shares.

(15) Includes 70,565 shares issuable upon exercise of outstanding warrants held by Vector Later-Stage Equity Fund, L.P., ("VLSEF"). Sandra Panem, a director of the Corporation, is (i) the President of Vector Fund Management L.P. ("VFM"), the general partner of VLSEF, and (ii) a Senior Vice President of Vector Asset Management, Inc., the general partner of VFM, and thus Dr. Panem may be deemed to have beneficial ownership of these warrants owned by VLSEF. Prior to her association with VLSEF, Dr. Panem served as a director of the Corporation from June 1990 until February 1993. Dr. Panem currently owns 4,500 shares of Common Stock and holds options to purchase 7,500 shares.

(16)   Includes currently exercisable options to purchase 36,000 shares.

(17)   Consists of currently exercisable options to purchase 23,500 shares.


                                 COMPENSATION
EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended October 31, 1996, 1995 and 1994 of (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Corporation whose salary and bonus exceeded $100,000 (the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION
                                         ANNUAL COMPENSATION                  AWARDS
                                         -------------------          -----------------------
NAME AND
PRINCIPAL                                                             SECURITIES UNDERLYING        ALL OTHER
POSITION                  YEAR       SALARY ($)      BONUS ($) (1)         OPTIONS (#)         COMPENSATION ($)
--------                  ----       ----------      -------------    ---------------------    ----------------
Henry Linsert, Jr.,       1996         201,990          20,450                 40,000                 --
Chief Executive           1995         187,424          38,100                 30,000                 --
Officer                   1994         176,917          24,750                 30,000                 --

Richard J. Radmer,        1996         103,928          10,073                 20,000                 --
President (3)             1995         124,856          26,900                 20,000                 --
                          1994         126,237          18,000                 20,000                 --

Thomas C. Fisher,         1996         135,887          13,750                 25,000                 --
Senior Vice               1995         126,280          25,600                 20,000              2,106 (2)
President                 1994         119,322          16,000                 20,000             14,727 (2)

David J. Kyle,            1996         135,887          20,625                 25,000                 --
Sr. Vice President,       1995         113,082          22,977                 15,000                 --
Research and              1994          98,865          15,500                 15,000                 --
Development

                                                                      LONG-TERM COMPENSATION
                                         ANNUAL COMPENSATION                  AWARDS
NAME AND                                 -------------------          ----------------------
PRINCIPAL                                                             SECURITIES UNDERLYING        ALL OTHER
POSITION                  YEAR       SALARY ($)      BONUS ($) (1)         OPTIONS (#)         COMPENSATION ($)
--------                  ----       ----------      -------------    ---------------------    ----------------
Steve Dubin,              1996         121,205          18,525                 25,000                 --
Chief Financial Officer,  1995         110,994          22,500                 15,000                 --
General Counsel,          1994         100,985          15,500                 15,000                 --
Treasurer and
Secretary

--------------
(1) All Named Executive Officers received bonuses based on performance in fiscal 1994, fiscal 1995 and fiscal 1996 pursuant to the Corporation's Management Cash Bonus Incentive Plan. See the Report on Executive Compensation below for a description of the Bonus Plan.

(2)   Consists of payments to Mr. Fisher to cover certain commuting expenses.

(3)   In 1996, Dr.Radmer elected to reduce his work schedule.

OPTION GRANTS

         Shown below is information on grants to the Corporation's Chief Executive Officer and the Named Executive Officers of stock options pursuant to the Option Plan during the year ended October 31, 1996.

                                                                                                POTENTIAL REALIZABLE VALUE
                                                                                                  AT ASSUMED ANNUAL RATES
                                                                                                OF STOCK PRICE APPRECIATION
                                                      INDIVIDUAL GRANTS                             FOR OPTION TERM (3)
                        -------------------------------------------------------------------------------------------------------
                                                   PERCENTAGE OF
                              NUMBER OF            TOTAL OPTIONS
                              SECURITIES            GRANTED TO       EXERCISE OR
                              UNDERLYING           EMPLOYEES IN       BASE PRICE    EXPIRATION
NAME AND POSITION       OPTIONS GRANTED(#)(1)    FISCAL YEAR 1996     ($/SH) (2)       DATE       5% ($)             10% ($)
-------------------------------------------------------------------------------------------------------------------------------
Henry Linsert, Jr.             40,000                  14.3             32.875         3/06      826,996            2,095,771
Richard J. Radmer              20,000                   7.1             32.875         3/06      413,498            1,047,886
Thomas C. Fisher               25,000                   8.9             32.875         3/06      516,873            1,309,857
David J. Kyle                  25,000                   8.9             32.875         3/06      516,873            1,309,857
Steve Dubin                    25,000                   8.9             32.875         3/06      516,873            1,309,857

----------------

(1) Options become exercisable ratably beginning from six months from the date of grant through four years from the date of grant.

(2)    Options were granted at the market price on the date of grant.

(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price increases from the respective dates of grant in fiscal 1996 to the respective dates of expiration of such options in 2006 of 5% and 10%. These assumptions are not intended to forecast future price appreciation of the Corporation's stock price. The Corporation's stock price may increase or decrease in value over the time period set forth above.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        Shown below is information with respect to the exercise of options to purchase the Corporation's Common Stock during fiscal 1996 under the Option Plan and unexercised options held under the Option Plan on October 31, 1996.

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                                             HELD AT OCTOBER 31, 1996         AT OCTOBER 31, 1996(1)
--------------------------------------------------------------------------------------     ----------------------------
                                 SHARES
                                ACQUIRED        VALUE
NAME                           ON EXERCISE    REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------
Henry Linsert, Jr.(2)            147,500     $3,796,313      330,500         62,000        $5,142,750        $343,500
Richard J. Radmer                     --             --       24,000         36,000           226,000         229,000
Thomas C. Fisher                  19,650        608,138      110,350         60,000         1,710,325         499,000
David J. Kyle                     32,351        885,769       82,404         49,350         1,201,818         428,535
Steve Dubin(2)                   147,500      3,796,313      139,000         55,000         2,400,000         501,750

-------------
(1) Total value of unexercised options is based on the closing price of the Corporation's Common Stock of $21.50 per share on October 31, 1996.

(2) Includes the exercise of options to purchase 147,500 shares during fiscal 1996 and options to purchase 67,500 shares held on October 31, 1996 by a company wholly owned by Mr. Linsert and Mr. Dubin and through which Mr. Linsert and Mr. Dubin provided consulting services to the Corporation prior to accepting full-time positions with the Corporation.

EMPLOYMENT AGREEMENTS

       The Company entered into employment agreements with Mr. Linsert, Dr. Radmer and Dr. Kyle in May 1990. The agreement with Mr. Linsert provides for an annual salary of $120,000, which is subject to normal periodic review. In 1996, the Board of Directors voted to increase Mr. Linsert's base annual salary to $204,500. This agreement does not have a fixed term but can be terminated with six months written notice by either Mr. Linsert or the Company. This agreement also prohibits Mr. Linsert from engaging in activities competitive with those of the Company during the period of Mr. Linsert's employment and for one year after leaving the employ of the Company. The agreements with Drs. Radmer and Kyle provide for an annual salary of $86,000 and $55,000, respectively, subject to normal yearly adjustments. These agreements provide for a two-year initial term with respect to Dr. Radmer and a one-year initial term for Dr. Kyle which are extended automatically for successive one year periods and can be terminated upon six months written notice given prior to the end of such successive one year periods by either the Corporation or Drs. Radmer and Kyle, respectively. In 1996, the Board voted to increase Dr. Radmer's base annual salary to $144,500 and that of Dr. Kyle to $137,500.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee of the Board has furnished the following report on its policies with respect to the compensation of executive officers. The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1993, as amended, or the 1934 Act.

       Decisions on compensation of the Corporation's executives officers generally are made by the Compensation Committee of the Board. No member of the Compensation Committee is an employee of the Corporation. Douglas J. MacMaster, John H. Mahar, William D. Smart and Ann L. Johnson served as members of the Compensation Committee for the entire fiscal year 1996. All decisions by the Compensation Committee relating to the compensation of the Corporation's executive officers are reviewed by its full Board, except for decisions concerning grants under the Option Plan, which must be made solely by the Committee in order for the grants to satisfy certain requirements under the 1934 Act.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

       The Corporation's executive compensation policies are intended to provide competitive levels of compensation that reflect the Corporation's annual and long-term performance goals, reward superior corporate performance, and assist the Corporation in attracting and retaining qualified executives. Total compensation for each of the Named Executive Officers as well as the other senior executives is comprised of three principal components: base salary, annual incentive compensation and grants of options to purchase the Corporation's Common Stock. The base salaries are fixed at levels which the Compensation Committee believes are comparable to those of executives of similar status in the biosciences industry. In addition to base salary, each executive officer is eligible to receive an annual bonus tied to the Corporation's success in achieving certain annual performance measures, as well as individual performance. The Board and the Compensation Committee also believe that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Accordingly, the Compensation Committee has a policy of considering annual grants of stock options to executive officers under the Option Plan.

       The following describes in more specific terms the three elements of compensation that implement the Committee's compensation policies reported for fiscal 1996:

       BASE SALARY. Each year the Chief Executive Officer recommends to the Compensation Committee a base salary level for each of the Named Executive Officers and other senior executives. In formulating such recommendations, the Chief Executive Officer considers industry, peer group and national surveys and performance judgments as to the past and expected future contributions of the individual senior executives. The Compensation Committee then reviews the recommendations and fixes the base salaries of each of the executive officers and of the Chief Executive Officer based on available competitive compensation data and the Compensation Committee's assessment of each officer's past performance and its expectation as to future contributions.

       MANAGEMENT CASH BONUS INCENTIVE PLAN. The Compensation Committee administers the Management Cash Bonus Incentive Plan (the "Bonus Plan"), which was instituted in 1993 and is designed to compensate key management personnel for reaching certain performance milestones and to aid the Corporation in attracting, retaining and motivating personnel required for the Corporation's continued growth. The size of the pool of funds available to be paid to eligible participants under the Bonus Plan is set by the Compensation Committee, subject to approval by the Board, as a percentage of the combined annual salaries of eligible participants. The size of the pool is based on a review of the Company's performance for the previous year as it relates to the corporate performance objectives set at the beginning of that year. Bonuses will be paid to eligible participants during the first quarter of the following fiscal year based upon the results of individual performance measured against individual objectives set at the beginning of the year. Currently, Messrs. Linsert, Radmer, Fisher, Dubin and Kyle, and other senior executives are eligible to participate in the Bonus Plan.

       For fiscal years 1994, 1995 and 1996, payments under the Bonus Plan of $123,250, $187,765 and $116,706, respectively, were made, representing 12.9%, 17.0% and 10.6%, respectively, of all cash compensation paid to the Corporation's senior management.

       LONG TERM COMPENSATION THROUGH STOCK OPTIONS. Prior to fiscal 1996, the Corporation had made grants under its 1986 Stock Option Plan, as amended and restated in 1992 (the "Option Plan"), to provide long-term incentives tied to increases in equity value. This practice continued in fiscal 1996. The Plan is administered by the Compensation Committee. Options granted in fiscal 1996 had exercise prices ranging from $18.00 to $34.25 per share representing the fair market value of the Corporation's Common Stock at the time of the grants. Options granted under the Option Plan vest over varying terms as determined by the Committee at the time of grant. Individual option grants were made by the Compensation Committee based upon recommendations of the Chief Executive Officer and the Compensation Committee's own deliberations as to the individual's contribution to the Corporation, overall level of compensation and seniority.

       OTHER COMPENSATION PLANS. The Company maintains a defined contribution plan (the "401(k) Plan") which is intended to satisfy the tax qualification requirements of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Corporation's senior executives are eligible to participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable without exceeding the limits of Code Sections 401(k), 404 and 415 (i.e., $9,500 in 1996). All amounts deferred under the 401(k) Plan's salary reduction feature by a participant vest immediately in the participant's account while contributions made by the Company vest over a seven year period in the participant's account. While the Company may make "matching contributions" equal to a discretionary percentage, to be determined by the Company, of a participant's salary reductions, the Company has never made such contributions and has not yet determined whether to make such matching contributions in the future.

MR. LINSERT'S 1996 COMPENSATION

       Mr. Linsert generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus and long-term equity-linked compensation. To date, he has received 325,000 options under the Option Plan. In addition, between 1988 and 1991, the Corporation granted 110,000 options under the Option Plan and 275,000 options outside of the Option Plan to American Technology Investments Corp., a company of which Mr. Linsert owns 60% and through which Mr. Linsert provided consulting services to the Corporation prior to the Corporation's 1991 fiscal year. The Committee's general approach in setting Mr. Linsert's compensation is not only to be competitive with other companies in the industry, but also to have a portion of his salary based upon the Corporation's performance.

                                       Submitted by the
                                       Members of the Compensation Committee

                                       Ann L. Johnson, M.D.
                                       Douglas J. MacMaster, Jr.
                                       John H. Mahar
                                       William D. Smart

                               PERFORMANCE GRAPH

       The following graph sets forth the Corporation's total cumulative stockholder return as compared to the NASDAQ Composite Index and the Hambrecht & Quist Biotechnology Index for the period beginning November 23, 1993 (the date of the Corporation's initial public offering) and ending October 31, 1996.
Total stockholder return assumes $100.00 invested at the beginning of the period in the Common Stock of the Corporation, the stocks represented in the NASDAQ Composite Index and the Hambrecht & Quist Biotechnology Index, respectively. Total return assumes reinvestment of dividends; the Corporation has paid no dividends on its Common Stock. Historical price performance should not be relied upon as indicative of future stock performance.

                COMPARISON OF 35 MONTH CUMULATIVE TOTAL RETURN*
        AMONG MARTEK BIOSCIENCES CORP., THE NASDAQ STOCK MARKET-US INDEX
                 AND THE HAMBRECHT & QUIST BIOTECHNOLOGY INDEX

                                                                                                    HAMBRECHT & QUIST
YEAR                            MARTEK BIOSCIENCES CORP.              NASDAQ STOCK MARKET-US          BIOTECHNOLOGY
11/23/93                                100                                  100                           100

10/94                                   129                                  101                           100

10/95                                   273                                  135                           138

10/96                                   307                                  160                           158

                                   PROPOSAL 2
                   ADOPTION OF MARTEK BIOSCIENCES CORPORATION
                             1997 STOCK OPTION PLAN

GENERAL

       The Board of Directors has approved and is proposing for stockholder approval the Martek Biosciences Corporation 1997 Stock Option Plan (the "1997 Plan"). The purpose of the 1997 Plan is to enable eligible employees of the Corporation or any of its subsidiaries and other individuals whose participation in the 1997 Plan is determined to be in the best interests of the Corporation by the Compensation Committee, to purchase shares of the Corporation's Common Stock and thus to encourage stock ownership by employees and officers of the Corporation and other individuals and to encourage the continued provision of services by employees, officers and other individuals. The 1997 Plan replaces the previous Option Plan, which served the same purpose as the 1997 Plan and expired on December 31, 1996.

       The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the 1997 Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to adopt the 1997 Plan.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

1997 STOCK OPTION PLAN

       The Board of Directors has voted, subject to stockholder approval at the Annual Meeting, to adopt the 1997 Plan and to reserve 750,000 shares of Common Stock reserved for issuance under the 1997 Plan. (Of the 750,000 shares reserved for issuance, non-qualified stock options covering 32,650 shares have already been granted and are not subject to shareholder approval.) The number of shares reserved for issuance is subject to adjustment upon the occurrence of certain events as described below. See "Description of the Plan."

       The 1997 Plan is proposed as a replacement for the Option Plan which expired by its own terms on December 31, 1996. The Corporation currently has no other plan through which to grant stock options to employees and other individuals. The Board of Directors of the Corporation believes that stock options are important to attract and to encourage the continued employment and service of officers, other key employees and other individuals by facilitating their purchase of a stock interest in the Corporation. In the judgment of the Board of Directors, an initial or increased option will be a valuable incentive and will serve to the ultimate benefit of stockholders.

       The following summary of the 1997 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the 1997 Plan, which is attached hereto as Exhibit A and is incorporated herein by reference.

DESCRIPTION OF THE PLAN

       The 1997 Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to full time employees as well as the grant of non-qualifying options to directors and employees of the Corporation and its subsidiaries and other individuals.

       The 1997 Plan is administered by the Compensation Committee, which currently consists of four outside directors appointed by the Board of Directors. The Compensation Committee makes all determinations concerning the employees of the Corporation and its subsidiaries and other individuals to whom incentive and non-qualifying options will be granted.

       The option exercise price for incentive stock options granted under the 1997 Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The option exercise price for non-incentive stock options granted under the 1997 Plan is set by the Compensation Committee. The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. Options covering no more than 250,000 shares may be granted to any officer or other individual during the term of the Plan. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any calendar year. No option may be granted more than 10 years after the effective date of this Plan. Options are transferable to immediate family members of the optionee to whom an option has been granted, a trust for the benefit of immediate family members of the optionee or a partnership, all of the interests in which are owned by immediate family members of the optionee.

       Payment for shares purchased under the 1997 Plan may be made either in cash or, if permitted by the particular option agreement, by exchanging shares of Common Stock of the Corporation with a fair market value equal to the total option exercise price or cash for any difference. Options may, if permitted by the particular option agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Corporation cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Corporation may be required to withhold in connection with the exercise of the option.

       If an employee's or other individual's service with the Corporation or its subsidiaries terminates by reason of death, or an employee's service with the Corporation terminates by reason of permanent and total disability, his or her options, to the extent then exercisable, may be exercised within one year after such death or disability unless a later date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire). If an employee's service terminates for any reason other than death or disability, options held by such optionee terminate 30 days after the date of such termination unless a later date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire).

       If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Corporation, by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by the Corporation, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the 1997 Plan, and in the number, kinds, and per share exercise price of shares subject to the unexercised portion of options granted prior to any such change. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the per share option price.

       Upon any dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Corporation to another corporation, or upon any transaction approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Corporation, the 1997 Plan and the options issued thereunder will terminate, unless provision is made in connection with such transaction for the continuation of this Plan and/or the assumption of the options or for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options will be exercisable in full during such period immediately prior to the occurrence of such termination as the Board of Directors in its discretion will determine.

       The Board of Directors may amend the 1997 Plan with respect to shares of the Common Stock as to which options have not been granted.

       The Board of Directors at any time may terminate or suspend the 1997 Plan. Unless previously terminated, this Plan will terminate automatically on January 16, 2007, the tenth anniversary of the date of adoption of this Plan by the Board of Directors. No termination, suspension or amendment of this Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of the holder of the option. The Federal income tax consequences of the 1997 Plan are discussed below. See "Federal Income Tax Consequences of Stock Option Plan."

FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK OPTION PLAN

       The grant of an option is not a taxable event for the optionee or the Corporation. With respect to "incentive stock options," an optionee will not recognize taxable income upon grant or exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain securities law restrictions, the determination of the amount included in alternative minimum taxable income may be delayed, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. This excess increases the optionee's basis in the shares for purposes of the alternative minimum tax but not for purposes of the regular income tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

       For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Corporation or a subsidiary from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

       If all of the requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize the ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price. However, if the optionee was subject to certain restrictions under the securities laws at the time the option was exercised, the measurement date may be delayed, unless the optionee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option was exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If the Corporation complies with applicable reporting (if any) and other requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

       If, pursuant to an option agreement, an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive option and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. These rules would not apply if the optionee used shares received pursuant to the exercise of an incentive option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement. In that case, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

       Upon exercising a non-qualifying (i.e. non-incentive) option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Corporation complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-incentive option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

       If, pursuant to an option agreement, the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However; the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income. Under current federal income tax law, for 1993 and subsequent years, the highest tax rate on ordinary income is 39.6% and long-term capital gains are subject to a maximum tax rate of 28%. Gain on a sale of stock acquired as a consequence of the exercise of an option should qualify as long-term if the stock has been held for more than one year (after exercise). Because of certain provisions in the law relating to the "phase out" of personal exemptions and certain limitations on itemized deductions, the federal income tax consequences to a particular taxpayer of receiving additional amounts of ordinary income or capital gain may be greater than would be indicated by application of the foregoing tax rates to the additional amount of income or gain.

                               VOTING PROCEDURES

       Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Corporation at the above address a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast.

       Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" are treated as votes against proposals presented to stockholders other than elections of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                         INDEPENDENT PUBLIC ACCOUNTANTS

       The accounting firm of Ernst & Young L.L.P. has acted as the Corporation's independent public accountants for the year ended October 31, 1996 and has been selected by the Board to act as such for 1997.
Representatives of Ernst & Young L.L.P. are expected to be present at the stockholders meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

       All stockholder proposals intended to be presented at the 1998 Annual Meeting of the Corporation must be received by the Corporation no later than October 15, 1997 and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

       Management knows of no matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such other matters in accordance with their judgment of the best interests of the Corporation.

                                            By Order of the Board of Directors



                                            /s/ STEVE DUBIN
                                            ----------------
                                            Steve Dubin
                                            Secretary

                                                                       EXHIBIT A
                         MARTEK BIOSCIENCES CORPORATION
                        1997 EMPLOYEE STOCK OPTION PLAN

       MARTEK BIOSCIENCES CORPORATION, a Delaware corporation (the "Corporation"), sets forth herein the terms of the Martek Biosciences Corporation 1997 Stock Option Plan (the "Plan") as follows:

1.  PURPOSE

       The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 5 hereof) an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to continue to service the Corporation. Each stock option granted under the Plan is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, except (a) to the extent that any such Option would exceed the limitations set forth in Section 8 hereof and
(b) for Options specifically designated at the time of grant as not being Incentive Stock Options.

2.  DEFINITIONS

       For purposes of interpreting the Plan and related documents (including Option Agreements), the following definitions shall apply:

       2.1 "Affiliate" means Martek Biosciences Corporation and any company or other trade or business that is controlled by or under common control with the Corporation, (determined in accordance with the principles of Section 414(b) and 414(c) of the Code and the regulations thereunder) or is an affiliate of the Corporation within the meaning of Rule 405 of Regulation C under the 1933 Act.

       2.2    "Board" means the Board of Directors of the Corporation.

       2.3    "Cause" means, unless otherwise defined in an Option Agreement,
              (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between Optionee and the Corporation or any of its Subsidiaries or Affiliates.

       2.4 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

       2.5 "Committee" means the Compensation Committee of the Board which must consist of no fewer than two members of the Board and shall be appointed by the Board.

       2.6    "Corporation" means Martek Biosciences Corporation.

       2.7 "Effective Date" means the date of adoption of the Plan by the Board.

       2.8 "Employer" means Martek Biosciences Corporation or other Affiliate which employs the designated recipient of an Option.

       2.9 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

       2.10 "Fair Market Value" means the value of each share of Stock subject to the Plan determined as follows: if on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the shares of Stock shall be the closing price of the shares of Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Stock are not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

       2.11 "Grant Date" means the later of (i)the date as of which the Committee approves the grant and (ii)the date as of which the Optionee and the Corporation or Affiliate enter the relationship resulting in the Optionee being eligible for grants.

       2.12 "Immediate Family Members" means the spouse, children and grandchildren of the Optionee.

       2.13 "Incentive Stock Option" means an "incentive stock option" within the meaning of section 422 of the Code.

       2.14 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

       2.15 "Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

       2.16   "Optionee" means a person who holds an Option under the Plan.

       2.17 "Option Period" means the period during which Options may be exercised as defined in Section 11.

       2.18 "Option Price" means the purchase price for each share of Stock subject to an Option.

       2.19 "Plan" means the Martek Biosciences Corporation 1997 Stock Option Plan.

       2.20 "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

       2.21 "Stock" means the shares of common stock, par value $.01 per share, of the Corporation.

       2.22 "Subsidiary" means any "subsidiary corporation" of the Corporation within the meaning of Section 425(f) of the Code.

3.  ADMINISTRATION

       3.1.  COMMITTEE

       The Plan shall be administered by the Committee appointed by the Board, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

       3.2.  NO LIABILITY

       No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

4.  STOCK

       The stock that may be issued pursuant to Options granted under the Plan shall be Stock, which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 750,000 shares of Stock, which number of shares is subject to adjustment as provided in Section 19 hereof. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

5.  ELIGIBILITY

       Options may be granted under the Plan to (i) any officer or key employee of the Corporation, any Subsidiary or any Affiliate (including any such officer or key employee who is also a director of the Corporation, any Subsidiary or any Affiliate) or (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Corporation by the Committee. An individual may hold more than one Option, subject to such restrictions as are provided herein.

6.  EFFECTIVE DATE AND TERM

       6.1.  EFFECTIVE DATE

       The Plan shall become effective as of the date of adoption by the Board, subject to stockholders' approval of the Plan within one year of such effective date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Corporation; provided, however, that upon approval of the Plan by the stockholders of the Corporation, all Options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the effective date; and provided, further, that Options to purchase up to 35,000 shares granted during January, 1997 shall not be subject to stockholder approval. If the stockholders fail to approve the Plan within one year of such effective date, any Options granted hereunder, other than the Options to purchase up to 35,000 shares described in the previous sentence, shall be null, void and of no effect.

       6.2.  TERM

       The Plan shall terminate on the date 10 years after the effective date.

7.  GRANT OF OPTIONS

       Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Committee may determine Options to purchase such number of shares of Stock on such terms and conditions as the Committee may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Stock Options. Without limiting the foregoing, the Committee may at any time, with the consent of the Optionee, amend the terms of outstanding Options or issue new Options in exchange for the surrender and cancellation of outstanding Options. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the date on which such Option is granted. The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person is 250,000 shares.

8.  LIMITATION ON INCENTIVE STOCK OPTIONS

       An Option (other than an Option described in Section 1 hereof) shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

9.  OPTION AGREEMENTS

       All Options granted pursuant to the Plan shall be evidenced by written agreements to be executed by the Corporation and the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

10.  OPTION PRICE

       The purchase price of each share of Stock subject to an Option shall be fixed by the Committee and stated in each Option Agreement. In the case of an Option that is intended to constitute an Incentive Stock Option, the Option Price shall be not less than the greater of par value or 100 percent of the fair market value of a share of the Stock covered by the Option on the date the Option is granted (as determined in good faith by the Committee); provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of the Stock covered by the Option at the time such Option is granted. In the case of an Option not intended to constitute an Incentive Stock Option, the Option Price shall be not less than the par value of a share of the Stock covered by the Option on the date the Option is granted (as determined in good faith by the Committee).

11.  TERM AND EXERCISE OF OPTIONS

       11.1.  TERM

       Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of 10 years from the date such Option is granted, or on such date prior thereto as may be fixed by the Committee and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

       11.2.  EXERCISE BY OPTIONEE

       Only the Optionee receiving an Option or a transferee of an Option pursuant to Section 12 (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative, and in the case of the Optionee's death, the Optionee's estate) may exercise the Option.

       11.3.  OPTION PERIOD AND LIMITATIONS ON EXERCISE

       Each Option granted under the Plan shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Option Agreement relating to such Option. Without limitation of the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Committee shall determine and set forth in the Option Agreement relating to such Option. Any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option. Notwithstanding any other provisions of the Plan except Section 6.1, no Option, except an Option granted in January 1997, shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided in Section 6.1 hereof.

       11.4.  METHOD OF EXERCISE

       An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Committee and set forth in the Option Agreement pertaining to an Option, (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (c) by a combination of the methods described in Sections 11.4(a) and 11.4(b) hereof; provided, however, that the Committee may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 19 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

       11.5.  PARACHUTE LIMITATIONS

       Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Corporation or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Corporation (or any such Subsidiary) for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Arrangement"), if the Optionee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option held by that Optionee and any right to receive any payment or other
benefit under this Plan shall not become exercisable or vested (i)    to the
extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii)if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Corporation under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by Optionee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee under any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Plan be deemed to be a Parachute Payment.

12.  TRANSFERABILITY OF OPTIONS

       12.1.  TRANSFERABILITY OF OPTIONS

       Except as provided in Section 12.2, during the lifetime of an Optionee, only the Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise an Option. Except as provided in Section 12.2, no Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

       12.2.  FAMILY TRANSFERS

       An Optionee may transfer all or part of an Option to (i) any Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of any Immediate Family Member, or (iii) a partnership in which Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options are prohibited except those in accordance with this Section 12.2 or by will or the laws of descent and distribution. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 12.2 hereof the term "Optionee" shall be deemed to refer the transferee. The events of termination of employment of Sections 13 and 14 hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.3.

13.  TERMINATION OF EMPLOYMENT

       Upon the termination of employment of an Optionee with the Corporation, a Subsidiary or an Affiliate, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee or for Cause, any Option granted to an Optionee pursuant to the Plan shall continue to be exercisable only to the extent that it was exercisable immediately before such termination; provided, however, such Option shall terminate 30 days after the date of such termination of employment, unless earlier terminated pursuant to Section 11.1 hereof, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; and provided further, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of employment of the Optionee with the Corporation, a Subsidiary or an Affiliate, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Upon the termination of employment of an Optionee with the Corporation, a Subsidiary or an Affiliate for Cause, any Option granted to an Optionee pursuant to the Plan shall terminate and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; and provided however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of employment of the Optionee with the Corporation, a Subsidiary or an Affiliate for Cause, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, including without limitation this Section 13 and Section 14, unless otherwise provided in an Option Agreement, a termination of employment with the Corporation, a Subsidiary or an Affiliate shall not be deemed to occur if the Optionee immediately thereafter is employed with the Corporation, any other Subsidiary or any other Affiliate.

14.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY

       14.1.  DEATH

       If an Optionee dies within the period during which the Option is exercisable, the executors, administrators, legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee's death, to the extent such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Committee may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 11.3 hereof), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to
Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

       14.2.  DISABILITY

       If an Optionee terminates employment with the Corporation, a Subsidiary or an Affiliate by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within one year after such termination of employment and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, to the extent such Option was exercisable immediately prior to such termination of employment; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of the termination of employment of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

15.  USE OF PROCEEDS

       The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

16.  SECURITIES LAWS

       The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Corporation of any provisions of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Corporation shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.  EXCHANGE ACT: RULE 16B-3

       17.1.  GENERAL

       The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") (and any successor thereto) under the Exchange Act. Any provision inconsistent with Rule 16b-3 shall, to the extent permitted by law and determined to be advisable by the Committee (constituted in accordance with Section 17.2 hereof), be inoperative and void.

       17.2.  COMPENSATION COMMITTEE

       The Committee appointed in accordance with Section 3.1 hereof shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "non-employee director" as defined in Rule 16b-3.

       17.3.  RESTRICTION ON TRANSFER OF STOCK

       No director, officer or other "insider" of the Corporation subject to
Section 16 of the Exchange Act shall be permitted to sell Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

18.  AMENDMENT AND TERMINATION

       The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted. The Corporation also may retain the right in an Option Agreement to cause a forfeiture of the shares or gain realized by an Optionee on account of the Optionee taking actions in "competition with the Corporation," as defined in the applicable Option Agreement. Furthermore, the Corporation may, in the Option Agreement, retain the right to annul the grant of an Option if the holder of such grant was employed by the Corporation, a Subsidiary, or an Affiliate and is terminated "for cause," as defined in the applicable Option Agreement. Except as permitted under Section 19 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair rights or obligations under any Option theretofore granted under the Plan.

19.  EFFECT OF CHANGES IN CAPITALIZATION

       19.1.  CHANGES IN STOCK

       If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

       19.2.  REORGANIZATION WITH CORPORATION SURVIVING

       Subject to Section 19.3 hereof, if the Corporation shall be the surviving entity in any reorganization, merger or consolidation of the Corporation with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

       19.3.  OTHER REORGANIZATIONS; SALE OF ASSETS OR STOCK

       Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other entities in which the Corporation is not the surviving entity, or upon a sale of substantially all of the assets of the Corporation to another person or entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the Stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs, but subject to any additional provisions that the Committee may, in its sole discretion, include in any Option Agreement. The Committee shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders.

       19.4.  ADJUSTMENTS

       Adjustments under this Section 19 relating to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

       19.5.  NO LIMITATIONS ON CORPORATION

       The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

20.  WITHHOLDING

       The Corporation or a Subsidiary may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that an Optionee realizes ordinary income in connection with the exercise of an Option. The Corporation or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to an Optionee, and upon demand the Optionee will promptly pay to the Corporation or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalents.

21.  DISCLAIMER OF RIGHTS

       No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation, any Subsidiary or any Affiliate, or to interfere in any way with the right and authority of the Corporation, any Subsidiary or any Affiliate either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation, any Subsidiary or any Affiliate. The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

22.  NONEXCLUSIVITY

       Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

23.  GOVERNING LAW.

       This Plan and all Options to be granted hereunder shall be governed by the laws of the State of Delaware (but not including the choice of law rules thereof).

                         MARTEK BIOSCIENCES CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS - MARCH 14, 1997


/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                                                                          WITH-    FOR ALL
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS           The proxies are instructed to      FOR      HOLD     EXCEPT
                                                              votes as follows:                  /  /     /  /      /  /
    The undersigned holder of the Common Stock of
Martek Biosciences Corporation (the "Corporation")            Proposal 1:  Election of Class II Directors.
acknowledges receipt of the Proxy Statement and
Notice of Annual Meeting of Stockholders, dated               Bruce E. Elmblad, Richard J. Radmer and William D. Smart
February 6, 1997 and hereby constitutes and
appoints Henry Linsert, Jr. and Steve Dubin or                (INSTRUCTION: To withhold authority to vote for any individual
each of them acting singly in the absence of the              nominee, check "For All Except" and write that nominee's name in
other, the true and lawful proxy or proxies for               the space provided below.)
and in the name of the undersigned to vote the
shares of Common Stock that the undersigned is
entitled to vote at the Annual Meeting of                     ---------------------------------------------------------------------
Stockholders of the Corporation to be held on
Friday, March 14, 1997 and at any adjournment or              Proposal 2:  Adoption of Martek    FOR     AGAINST   ABSTAIN
adjournments thereof.                                         Biosciences Corporation 1997       /  /     /  /      /  /
                                                              Stock Option Plan.

                                                                    Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on this proxy.  In the absence of specific instructions, proxies will be voted FOR the election of Directors and FOR approval of the Martek Biosciences
                                                              Corporation 1997 Stock Option Plan, and in the best discretion of the proxy holders as to any other matters.


                                                                    Execute proxy exactly as your name appears on this form.  If stock is registered in more than one name, each joint holder should sign.  When signing as trustee, executor or other fiduciary, please so indicate.


Please be sure to sign and dated
  this Proxy in the box below     -----------------------
                                  Date
---------------------------------------------------------
--Stockholder sign above----Co-holder (if any) sign above

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  - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED -

                         MARTEK BIOSCIENCES CORPORATION

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